Exhibit 99.2

Morningstar to Acquire Realpoint, LLC
Questions and Answers

Why is Morningstar acquiring Realpoint, LLC?

We believe there’s strong demand for unbiased ratings and research in the structured credit market, and we think the time is ripe to bring more competition to this market. This acquisition also builds on our recent entry into corporate credit ratings.

Realpoint and Morningstar share a strong commitment to investors. Morningstar is known for its independence, and has experience in the rating business. We’ve been considering the structured credits sector for some time. Together, we want to restore credibility to the credit ratings business and be a positive force in rating structured products.

Realpoint is a Nationally Recognized Statistical Ratings Organization and has earned the respect of investors. It is a profitable company with strong growth potential. It has built a solid business by being a reliable source for structured finance ratings and analysis.

Most of Realpoint’s revenue comes from a subscription-based model, which is also the case at Morningstar. In fact, the majority of money managers who invest in commercial mortgage-backed securities (CMBS) subscribe to Realpoint’s trusted research, data, and analytics.

Why is Realpoint selling the company to Morningstar?

Becoming part of Morningstar will give Realpoint the resources to expand its business on a global level, with a company that is equally focused on transparency and reliable ratings and analysis. At a time when market uncertainty is unprecedented, Morningstar’s planned acquisition of Realpoint demonstrates a firm commitment to re-establishing faith in structured finance ratings.

Both companies have committed clients, dedicated employees, and strong management teams. The core values of both firms are highly complementary and focused squarely on the best interest of the investor community.

Realpoint will immediately become a valuable component of Morningstar by launching Morningstar’s presence in structured finance. At the same time, Morningstar will contribute 25+ years of experience, stability, credibility, and the resources that will allow Realpoint to continue to develop its business internationally across many sectors of the market.

What’s different about Realpoint’s ratings?

Realpoint’s ratings are thorough and transparent. As part of its standard new issue ratings analysis, the company underwrites all of the properties in a transaction, and makes the information about its findings and ratings process available to investors so they can clearly understand how Realpoint came to its ratings conclusion. Currently, the majority of the company’s revenue comes from its investor-paid subscription service for ongoing surveillance of CMBS securities, where Realpoint built its reputation with buy-side investors.

March 2010

Will you be competing with the big three—Moody’s, S&P, and Fitch?

Yes, in fact, Realpoint is already successfully competing with the big three. It was selected by J.P. Morgan Securities and Inland Western Real Estate Trust in late 2009 to rate a new issues CMBS transaction, and Realpoint expects to announce other assignments in the near future.

What is Realpoint’s business model?

Realpoint’s business model offers unbiased research to investors.

The majority of Realpoint’s revenue currently comes from an investor-paid subscription service for ongoing surveillance of rated securities in the secondary market, where Realpoint rates the entire CMBS universe regardless of who issued the initial rating. Realpoint built its reputation with buy-side investors.

That said, the buy-side has embedded NRSRO language in thousands of investment policy statements and, under current SEC regulations for new-issue ratings, there’s no way to issue bonds without the issuer-pay model. If issuers want a market for their bonds, they must procure a rating from one or more NRSROs.

Realpoint has no choice but to operate under the issuer-paid model because it would not otherwise have access to the information required to provide the rating. It has addressed conflict of interest concerns by bringing a new level of transparency to the ratings process. Realpoint has gone to great lengths to make sure investors understand their ratings process, and provides an unprecedented level of analysis so that investors can understand how Realpoint came to its ratings conclusion.

Will you integrate Realpoint with Morningstar’s new corporate credit ratings group?

No, the two groups will remain separate, independent business units.

Will you apply for NRSRO status for your corporate credit ratings business?

It’s not something we are considering at this time.

What are Realpoint’s core offerings?

Realpoint currently offers securities ratings, research, surveillance services, and data to help institutional investors identify credit risk in commercial mortgage-backed securities.

How many clients does Realpoint have?

Realpoint has more than 225 clients, including some of the world’s largest institutional investment firms.

Will you keep the Realpoint name?

We expect to rebrand the company under Morningstar. Initially, the company will be called “Realpoint, a Morningstar company.” We expect to change the name to Morningstar over the summer. It will take the rest of the year for the name change to ripple through all of Realpoint’s content and product platforms.

Will you keep Realpoint’s employees?

There’s not a lot of overlap or redundancy between jobs in our organizations, so we don’t expect to make staff reductions.

How many employees does Realpoint have and where are they located?

Realpoint has about 40 employees in Horsham, Pennsylvania, a suburb of Philadelphia.

Will you move the company’s Pennsylvania offices to Chicago?

We expect to keep the Pennsylvania offices for the foreseeable future.

Will Realpoint’s management team stay with the company?

Yes, we expect them to stay with the organization.

Who will head up the business?

Robert Dobilas, CEO of Realpoint, will lead the business and report to Cathy Odelbo, Morningstar’s president of equity research.

What are the financial terms of the deal?

Morningstar is acquiring the company for $52 million, subject to post-closing adjustments, and includes approximately $42 million in cash and $10 million in restricted stock.

What are Realpoint’s revenues?

Realpoint had approximately $12 million in revenue for 2009.

Is Realpoint profitable?

Yes.

Morningstar has acquired a number of companies recently. Do you expect to make more acquisitions?

We’ll continue to look at potential acquisitions that help us further our mission of creating great products that help investors meet their financial goals and fit our business model of leveraging fixed investments in databases and core skill sets. In reviewing potential acquisitions, we focus on transactions that:

•                  Offer a good strategic fit with our mission of creating great products that help investors reach their financial goals,

•                  Help us build our investment databases, research capabilities, technical expertise, or customer base faster and more cost effectively than we could if we built them ourselves, and

•                  Offer a good cultural fit with our entrepreneurial spirit and brand leadership.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-

looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.